SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2010

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

☐            Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 8, 2010, the Registrant publicly disseminated a press release announcing updates to the second quarter guidance and full year 2010 guidance.  The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated July 8, 2010, a copy of which is attached hereto as Exhibit 99.1.

ITEM 8.01.   OTHER EVENTS.

On July 8, 2010, the Registrant publicly disseminated a press release announcing updates to the second quarter guidance and full year 2010 guidance.  The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated July 8, 2010, a copy of which is attached hereto as Exhibit 99.1.

Forward-Looking Statements.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Discussions regarding projected net sales and net income (loss) for the recently completed second quarter and for full year 2010, the expected impact of currency exchange rates on 2010 net sales and GAAP diluted EPS, expected declines in physician office visits in 2010 and the use of non-GAAP financials measures and other matters discussed in this release, may differ significantly from the discussion of such matters in the forward-looking statements. Such differences may be based upon factors such as strategic planning decisions by management, re-allocation of internal resources, recessionary pressures, decisions by insurance companies, scientific advances by third parties, litigation risks, and introduction of competitive products, as well as those factors set forth in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(d)                     Exhibits

Exhibit No.	Description

99.1	Press Release dated July 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

	By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated: July 8, 2010